UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2021

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On November 1, 2021 (the “Effective Date”), a wholly-owned subsidiary of Avantor, Inc. (the “Company”), Avantor Funding, Inc. (the “Borrower”) entered into Amendment No. 8 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, Amendment No. 3 to Credit Agreement, dated as of January 24, 2020, Amendment No. 4 to Credit Agreement, dated as of July 14, 2020, Amendment No. 5 to Credit Agreement, dated as of November 6, 2020, Amendment No. 6 to Credit Agreement, dated as of June 10, 2021 and Amendment No. 7 to Credit Agreement, dated as of July 7, 2021, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Vail Holdco Sub LLC, the Borrower, each of the Guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer, the lenders party thereto (the “Lenders”) and Goldman Sachs Bank USA, as the 2021 Incremental B-5 Dollar Term Lender.
Pursuant to the Credit Agreement Amendment, the Borrower obtained $900 million of senior secured dollar denominated term loans (the “Amendment No. 8 Term Loans”). The Amendment No. 8 Term Loans bear interest at a rate of LIBOR plus a spread of 2.25% (or the alternate base rate plus 1.25% per annum) and are subject to a 0.50% LIBOR “floor”, the same interest rate as the Incremental B-5 Dollar Term Loans (as defined in the Credit Agreement and, together with the Amendment No. 8 Term Loans, the “B-5 Term Loans”). The Amendment No. 8 Terms Loans were used to pay the consideration for the acquisition of Curie Holdings, LLC and its subsidiaries. The B-5 Term Loans will comprise a single class of term loans under the Credit Agreement collectively.
The final stated maturity of the Amendment No. 8 Term Loans is the same as the Incremental B-5 Dollar Term Loans, November 6, 2027. In addition, the Credit Agreement Amendment provides that in the event the Borrower prepays, replaces or refinances all or a portion of any tranche of B-5 Term Loans at any time prior to the six month anniversary of the Effective Date with any indebtedness under credit facilities in the form of similar term B loans that are broadly marketed or syndicated to banks and other institutional investors incurred primarily for the purpose of repaying, replacing or refinancing such tranche of B-5 Term Loans at an effective yield that is less than the effective yield of such tranche of B-5 Term Loans (excluding any indebtedness incurred in connection with a change of control or certain transformative acquisitions), a prepayment premium equal to 1% of the principal amount of such tranche B-5 Term Loans being prepaid or 1% of the principal amount of the B-5 Term Loans outstanding immediately prior to such amendment will be imposed on the Borrower.
The Amendment No. 8 Term Loans are guaranteed by the same subsidiaries of the Company that guarantee the existing credit facilities under the Credit Agreement. The Amendment No. 8 Term Loans and the guarantees thereof are secured by the same collateral of the Borrower and the Guarantors that secures the Borrower’s obligations under the Credit Agreement on a pari passu basis.
In addition, the Administrative Agent, certain of the lenders and/or their respective affiliates have provided the Borrower and its affiliates with financial advisory, commercial banking and investment banking services for which they received customary fees and expenses.
The foregoing is a summary of the material terms of the Credit Agreement Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2021, the Board, upon the recommendation of its Nominating and Governance Committee, appointed Mala Murthy as a Class I director with an initial term expiring at the Company’s 2022 Annual Meeting of Stockholders. The appointment of Ms. Murthy as an independent director fills a vacant board seat. Ms. Murthy has also been appointed to the Audit and Finance Committee and will begin her service on December 1, 2021.
Ms. Murthy, age 57, is the Chief Financial Officer for Teledoc Health, Inc., a position she has held since June 2019. From June 2012 to May 2019, Ms. Murthy held several senior executive positions at American Express, most recently as chief financial officer of the Global Commercial Services segment. She also previously served in various leadership positions with PepsiCo, leading high growth business units. Ms. Murthy holds a bachelor’s degree in computer science and engineering from Jadavpur University in India, an M.B.A. from the India Institute of Management and a master’s degree in public and private management from Yale School of Management
The Board has determined that Ms. Murthy meets the applicable independence standards of the New York Stock Exchange corporate governance listing standards.
There are no arrangements or understandings with any other persons pursuant to which Ms. Murthy was selected as a director of the Company and Ms. Murthy does not have a direct or indirect material interest in any, or any currently proposed, transaction in which the Company is a participant that requires disclosure under Item 404(a) of Regulation S-K.
Ms. Murthy is eligible to receive the standard compensation applicable to non-employee directors: (1) an annual cash retainer of $75,000 (prorated based on her service during the 2021 fiscal year) and (2) a grant of a number of restricted stock units equal to $200,000, divided by the market value of Company common stock on the date of her appointment (prorated based on her service during the 2021 fiscal year). The restricted stock units are scheduled to vest in full one year from the grant date, subject to Ms. Murthy’s continued service as a director through that date.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 8 to the Credit Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, Amendment No. 3 to Credit Agreement, dated as of January 24, 2020, Amendment No. 4 to Credit Agreement, dated as of July 14, 2020, Amendment No. 5 to Credit Agreement, dated as of November 6, 2020, Amendment No. 6 to Credit Agreement, dated as of June 10, 2021 and Amendment No. 7 to Credit Agreement, dated as of July 7, 2021), among Vail Holdco Sub LLC, Avantor Funding, Inc., each of the Guarantors, each of the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent, Swing Line Lender and an L/C Issuer, the lenders party thereto and Citibank, N.A., as the New Term Lender

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: November 2, 2021	By:	/s/ Justin Miller
		Name:	Justin Miller
		Title:	Executive Vice President, General Counsel and Secretary (Duly Authorized Officer)